EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: May 13, 2026	Liechtensteinische Landesbank Aktiengesellschaft

	By:	/s/ Stefan Rein
Name: Stefan Rein
Title: Vice President

and

	By:	/s/ Sonya Cepe
Name: Sonya Cepe
Title: Vice President

Dated: May 13, 2026	LLB Fund Services AG

	By:	/s/ Stefan Rein
Name: Stefan Rein
Title: Member of the Board of Directors

and

	By:	/s/ Wolfdieter Schnee
Name: Wolfdieter Schnee
Title: CEO